Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Pan Pacific Retail Properties, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-63743, 333-72551, 333-37564, 333-64736, 333-101377, 333-103498 and 333-106250 each on Form S-3 of Pan Pacific Retail Properties, Inc. and to the incorporation by reference in Registration Statement Nos. 333-61169, 333-51384 and 333-105585 each on Form S-8 of Pan Pacific Retail Properties, Inc. of our report dated February 5, 2004, with respect to the consolidated balance sheets of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement Schedule III, which report appears in the December 31, 2003, annual report on Form 10-K of Pan Pacific Retail Properties, Inc.

KPMG LLP

San Diego, California

March 11, 2004